Exhibit 32.2
Certification Pursuant to 18 U.S.C. Section 1350.
In connection with the Quarterly Report of Metrocorp, Inc. (the “Company”) on Form 10-Q for the period ending April 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John R. McEvoy, Jr., Senior Vice President/Controller of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John R. McEvoy, Jr. John R. McEvoy, Jr.
Senior Vice President/Controller
A signed original of this written statement required by Section 906 has been provided to Metrocorp, Inc. and will be retained by Metrocorp, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.